Exhibit 99.1
Caesars Entertainment, Inc. Reports Second Quarter 2022 Results

LAS VEGAS and RENO, Nev. (August 2, 2022) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” “CEI” or “the Company”) today reported operating results for the second quarter ended June 30, 2022.
Second Quarter 2022 and Recent Highlights:
•GAAP net revenues of $2.8 billion versus $2.5 billion for the comparable prior-year period.
•GAAP net loss of $123 million compared to net income of $71 million for the comparable prior-year period.
•Same-store Adjusted EBITDA of $978 million versus $1.0 billion for the comparable prior-year period.
◦Same-store Adjusted EBITDA, excluding our Caesars Digital segment, of $1.05 billion versus $1.01 billion for the comparable prior-year period.
◦Caesars Digital same-store Adjusted EBITDA of $(69) million versus $2 million for the comparable prior-year period.
•As of July 2022 the company has repaid approximately $770 million of outstanding debt on a year-to-date basis, including a $630 million repayment of the Caesars Resort Collection Term B-1 Loan and $100 million of open market repurchases of our outstanding notes.
Tom Reeg, Chief Executive Officer of Caesars Entertainment, Inc., commented, “Our second quarter results reflect a consolidated EBITDA record for our brick and mortar properties led by an all-time quarterly EBITDA record in Las Vegas and continued strength in our regional markets when compared to 2019. Operating results in our digital segment improved dramatically versus the first quarter and we are optimistic regarding trends in this segment for the balance of the year.”
Second Quarter 2022 Financial Results Summary and Segment Information
After considering the effects of our recent acquisitions and planned or completed divestitures, the following tables present adjustments to net revenues, net income (loss) and adjusted EBITDA as reported, in order to reflect a same-store basis:

Net Revenues
	Three Months Ended June 30,
(In millions)	2022	2022 Adj.(a)	Adj. 2022 Total	2021	2021 Adj.(a)	Adj. 2021 Total	% Change
Las Vegas	$1,142	$—	$1,142	$855	$—	$855	33.6%
Regional	1,455	(1)	1,454	1,490	26	1,516	(4.1)%
Caesars Digital	152	—	152	86	31	117	29.9%
Managed and Branded	74	—	74	66	(10)	56	32.1%
Corporate and Other	(2)	—	(2)	5	—	5	*
Caesars	$2,821	$(1)	$2,820	$2,502	$47	$2,549	10.6%

Net Revenues
	Six Months Ended June 30,
(In millions)	2022	2022 Adj.(a)	Adj. 2022 Total	2021	2021 Adj.(a)	Adj. 2021 Total	% Change
Las Vegas	$2,056	$—	$2,056	$1,352	$—	$1,352	52.1%
Regional	2,818	(5)	2,813	2,681	32	2,713	3.7%
Caesars Digital	99	—	99	125	135	260	(61.9)%
Managed and Branded	140	—	140	127	(20)	107	30.8%
Corporate and Other	—	—	—	9	—	9	(100.0)%
Caesars	$5,113	$(5)	$5,108	$4,294	$147	$4,441	15.0%

Net Income (Loss)
	Three Months Ended June 30,
(In millions)	2022	2022 Adj.(a)	Adj. 2022 Total	2021	2021 Adj.(a)	Adj. 2021 Total	% Change
Las Vegas	$313	$—	$313	$184	$—	$184	70.1%
Regional	145	2	147	251	(14)	237	(38.0)%
Caesars Digital	(116)	—	(116)	(22)	(22)	(44)	163.6%
Managed and Branded	(132)	—	(132)	(13)	34	21	*
Corporate and Other	(333)	—	(333)	(329)	—	(329)	1.2%
Caesars	$(123)	$2	$(121)	$71	$(2)	$69	*

Net Income (Loss)
	Six Months Ended June 30,
(In millions)	2022	2022 Adj.(a)	Adj. 2022 Total	2021	2021 Adj.(a)	Adj. 2021 Total	% Change
Las Vegas	$481	$—	$481	$117	$—	$117	*
Regional	269	2	271	316	(30)	286	(5.2)%
Caesars Digital	(692)	—	(692)	(30)	(33)	(63)	*
Managed and Branded	(343)	—	(343)	2	38	40	*
Corporate and Other	(518)	—	(518)	(757)	—	(757)	(31.6)%
Caesars	$(803)	$2	$(801)	$(352)	$(25)	$(377)	112.5%

Adjusted EBITDA (b)
	Three Months Ended June 30,
(In millions)	2022	2022 Adj.(a)	Adj. 2022 Total	2021	2021 Adj.(a)	Adj. 2021 Total	% Change
Las Vegas	$547	$—	$547	$423	$—	$423	29.3%
Regional	513	—	513	602	2	604	(15.1)%
Caesars Digital	(69)	—	(69)	(5)	7	2	*
Managed and Branded	22	—	22	26	(2)	24	(8.3)%
Corporate and Other	(35)	—	(35)	(42)	—	(42)	(16.7)%
Caesars	$978	$—	$978	$1,004	$7	$1,011	(3.3)%

Adjusted EBITDA (b)
	Six Months Ended June 30,
(In millions)	2022	2022 Adj.(a)	Adj. 2022 Total	2021	2021 Adj.(a)	Adj. 2021 Total	% Change
Las Vegas	$947	$—	$947	$585	$—	$585	61.9%
Regional	972	—	972	995	(4)	991	(1.9)%
Caesars Digital	(623)	—	(623)	(7)	—	(7)	*
Managed and Branded	42	—	42	47	(3)	44	(4.5)%
Corporate and Other	(64)	—	(64)	(81)	—	(81)	(21.0)%
Caesars	$1,274	$—	$1,274	$1,539	$(7)	$1,532	(16.8)%
____________________
*Not meaningful

(a)Adjustment for pre-consolidation, pre-acquisition, and pre-disposition results of operations on a net basis reflecting (i) addition of results of operations for Horseshoe Baltimore for periods prior to the consolidation resulting from the Company’s increase in its ownership interest on August 26, 2021 and William Hill prior to its acquisition on April 22, 2021, for the three and six months ended June 30, 2021 and (ii) subtraction of results of operations for MontBleu, Evansville, Belle of Baton Rouge and discontinued operations of Caesars Southern Indiana, Harrah’s Louisiana Downs and Caesars UK group prior to divestiture, for the relevant periods. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.
(b)Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to net income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

Balance Sheet and Liquidity
As of June 30, 2022, Caesars had $14.2 billion in aggregate principal amount of debt outstanding. Total cash and cash equivalents were $997 million, excluding restricted cash of $355 million.

(In millions)	June 30, 2022	December 31, 2021
Cash and cash equivalents	$997	$1,070

Bank debt and loans	$6,935	$6,972
Notes	7,210	7,300
Other long-term debt	49	51
Total outstanding indebtedness	$14,194	$14,323

Net debt	$13,197	$13,253
As of June 30, 2022, our cash on hand and revolving borrowing capacity was as follows:

(In millions)	June 30, 2022
Cash and cash equivalents	$997
Revolver capacity (a)	2,180
Revolver capacity committed to letters of credit	(77)
Available revolver capacity committed as regulatory requirement	(48)
Total	$3,052
___________________
(a)Revolver capacity includes $1,145 million under our CEI Revolving Credit Facility, as amended, maturing in July 2025, $1,025 million under our CRC Revolving Credit Facility, maturing in December 2022 and $10 million under our Baltimore Revolving Credit Facility, as amended, maturing in July 2023.
“We successfully closed the William Hill non-US sale on July 1st and have applied $730 million in net proceeds to debt reduction as of July 22nd. We continue to invest in our brick & mortar and digital platforms across the U.S. using ample free cash flow,” said Bret Yunker, Chief Financial Officer.
Reconciliation of GAAP Measures to Non-GAAP Measures
Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income or interest expense, net of interest capitalized, (benefit) provision for income taxes, (gain) loss on investments and marketable securities, depreciation and amortization, stock-based compensation, impairment charges, transaction expenses, severance expense, selling costs associated with the divestitures of properties, equity in income (loss) of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment, (gain) loss related to divestitures, changes in the fair value of certain derivatives and certain non-recurring expenses such as sign-on and retention bonuses, business optimization expenses and transformation expenses, certain litigation awards and settlements, contract exit or termination costs, and certain regulatory settlements. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. It is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, payments under our leases with affiliates of GLPI and VICI Properties, Inc. and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.
Conference Call Information
The Company will host a conference call to discuss its results on August 2, 2022 at 2 p.m. Pacific Time, 5 p.m. Eastern Time. Participants may register for the call approximately 15 minutes before the call start time by visiting the following website at https://register.vevent.com/register/BI9e66543641b7483eb67c4bbd6c25fe38.
Once registered, participants will receive an email with the dial-in number and unique PIN number to access the live event. The call will also be accessible on the Investor Relations section of Caesars Entertainment’s website at https://investor.caesars.com.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit www.caesars.com/corporate.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include: (a) the effects of COVID-19, inflation, increased fuel prices, supply chain shortages, labor shortages and other economic and market conditions, including changes in consumer discretionary spending from such factors, on our business, financial results and liquidity; (b) our ability to successfully operate our digital betting and iGaming platform and expand its user base; (c) risks associated with our leverage and our ability to reduce our leverage; (d) the effects of competition, including new competition in certain of our markets, on our business and results of operations; and (e) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Reports on Form 10-K and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.
In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-

looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.
Source: Caesars Entertainment, Inc.; CZR
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com

CAESARS ENTERTAINMENT, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2022	2021	2022	2021
REVENUES:
Casino and pari-mutuel commissions	$1,549	$1,571	$2,841	$2,798
Food and beverage	422	281	761	450
Hotel	519	396	902	611
Other	331	254	609	435
Net revenues	2,821	2,502	5,113	4,294
EXPENSES:
Casino and pari-mutuel commissions	825	694	1,889	1,281
Food and beverage	242	166	444	274
Hotel	134	106	249	187
Other	105	79	193	148
General and administrative	517	418	1,016	798
Corporate	76	76	145	142
Depreciation and amortization	306	301	606	566
Transaction and other operating costs, net	14	72	(21)	92
Total operating expenses	2,219	1,912	4,521	3,488
Operating income	602	590	592	806
OTHER EXPENSE:
Interest expense, net	(559)	(576)	(1,111)	(1,155)
Loss on extinguishment of debt	—	(23)	—	(23)
Other income (loss)	45	110	49	(23)
Total other expense	(514)	(489)	(1,062)	(1,201)
Income (loss) from continuing operations before income taxes	88	101	(470)	(395)
Benefit (provision) for income taxes	(52)	1	55	77
Net income (loss) from continuing operations, net of income taxes	36	102	(415)	(318)
Discontinued operations, net of income taxes	(157)	(30)	(386)	(34)
Net income (loss)	(121)	72	(801)	(352)
Net income attributable to noncontrolling interests	(2)	(1)	(2)	—
Net income (loss) attributable to Caesars	$(123)	$71	$(803)	$(352)

Net income (loss) per share - basic and diluted:
Basic income (loss) per share from continuing operations	$0.16	$0.48	$(1.95)	$(1.52)
Basic loss per share from discontinued operations	(0.73)	(0.14)	(1.80)	(0.16)
Basic income (loss) per share	$(0.57)	$0.34	$(3.75)	$(1.68)
Diluted income (loss) per share from continuing operations	$0.16	$0.48	$(1.95)	$(1.52)
Diluted loss per share from discontinued operations	(0.73)	(0.14)	(1.80)	(0.16)
Diluted income (loss) per share	$(0.57)	$0.34	$(3.75)	$(1.68)
Weighted average basic shares outstanding	214	209	214	209
Weighted average diluted shares outstanding	215	211	214	209

CAESARS ENTERTAINMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO CAESARS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended June 30,
(In millions)	2022	2021
Net income (loss) attributable to Caesars	$(123)	$71
Net income attributable to noncontrolling interests	2	1
Discontinued operations, net of income taxes	157	30
(Benefit) provision for income taxes	52	(1)
Other income (a)	(45)	(110)
Loss on extinguishment of debt	—	23
Interest expense, net	559	576
Depreciation and amortization	306	301
Transaction and other operating costs, net (b)	14	72
Stock-based compensation expense	26	20
Other items (c)	30	21
Adjusted EBITDA	978	1,004
Pre-consolidation, pre-acquisition, and pre-disposition EBITDA, net (d)	—	7
Total Adjusted EBITDA	$978	$1,011

	Six Months Ended June 30,
(In millions)	2022	2021
Net loss attributable to Caesars	$(803)	$(352)
Net income attributable to noncontrolling interests	2	—
Discontinued operations, net of income taxes	386	34
Benefit for income taxes	(55)	(77)
Other (income) loss (a)	(49)	23
Loss on extinguishment of debt	—	23
Interest expense, net	1,111	1,155
Depreciation and amortization	606	566
Transaction and other operating costs, net (b)	(21)	92
Stock-based compensation expense	51	43
Other items (c)	46	32
Adjusted EBITDA	1,274	1,539
Pre-consolidation, pre-acquisition, and pre-disposition EBITDA, net (d)	—	(7)
Total Adjusted EBITDA	$1,274	$1,532
____________________
(a)Other income for the three and six months ended June 30, 2022 primarily represents the net change in fair value of investments held by the Company, foreign exchange forward contracts, and the changes in the disputed claims liability related to the bankruptcy of Caesars Entertainment Corporation prior to the merger in 2020 (the “Merger”). Other (income) loss for the three and six months ended June 30, 2021 primarily represents a gain on the change in fair value of investments offset by a loss on the change in fair value of the derivative liability related to the 5% Convertible Notes.
(b)Transaction and other operating costs, net for the three and six months ended June 30, 2022 primarily represents a gain resulting from insurance proceeds received in excess of the respective carrying value of the assets damaged at Lake Charles by Hurricane Laura partially offset by various contract or license termination exit costs. Transaction and other operating costs, net for the three and six months ended June 30, 2021 primarily represents costs related to the acquisition of William Hill and the Merger, various contract or license termination exit costs, professional services, other acquisition costs and severance costs.
(c)Other items primarily represent certain consulting and legal fees, rent for non-operating assets, relocation expenses, retention bonuses, and business optimization expenses.
(d)Results of operations for Horseshoe Baltimore for periods prior to the consolidation resulting from the Company’s increase in its ownership interest on August 26, 2021 and William Hill prior to its acquisition on April 22, 2021 are added to Adjusted EBITDA. The results of operations for MontBleu, Evansville, and Belle of Baton Rouge prior to divestiture are subtracted from Adjusted EBITDA. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.